Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW

101 Constitution Ave, NW, Suite 900 Washington, DC 20001 T: 202.689.2800 F: 202.689.2860 nelsonmullins.com

November 20, 2023

Pono Capital Three, Inc.

643 Ilalo St., #102

Honolulu, Hawaii 96813

RE:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special legal counsel to Pono Capital Three, Inc., a Cayman Islands exempted company (“Pono”), in connection with the Registration Statement on Form S-4, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 13, 2023, as amended and supplemented through the date hereof, pursuant to the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”), relating to the Business Combination Agreement, dated August 15, 2023 (the “Business Combination Agreement”), by and among Pono, Pono Three Merger Acquisitions Corp., a British Columbia company and wholly-owned subsidiary of Pono (“Merger Sub”), and Robinson Aircraft Ltd., d/b/a Horizon Aircraft (“Horizon”). Pursuant to the Business Combination Agreement, Pono will migrate and be continued from the Cayman Islands to British Columbia, Canada and be domesticated as a company existing under the laws of British Columbia pursuant to Part XII of the Cayman Islands Companies Act (as Revised) and Division 8 of Part 9 of the Business Corporations Act (British Columbia) (the “BCBCA”) (the “Continuance”). The Continuance is subject to the approval of the shareholders of Pono.

Promptly following the consummation of the Continuance, among other things, Merger Sub will amalgamate (the “Amalgamation,” together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) with Horizon (the resulting company, “Amalco”), with Amalco being the wholly-owned subsidiary of Pono. After giving effect to the Continuance and the Business Combination, Pono is referred to as “New Pono.” The time that the Amalgamation becomes effective is referred to herein as the “Effective Time.” In connection with the Continuance, on the date of closing prior to the Effective Time, (i) the identifying name of the issued and outstanding Class A ordinary shares of Pono, par value $0.0001 per share (the “Class A ordinary shares”), and the issued and outstanding Class B ordinary shares of Pono, par value $0.0001 per share (the “Class B ordinary shares”) will be changed to New Pono Class A ordinary shares and New Pono Class B ordinary shares, respectively; and (ii) each issued and outstanding warrant of Pono to purchase one Class A ordinary share (the “Warrants”) will automatically represent the right to purchase one New Pono Class A ordinary share at an exercise price of $11.50 per share on the terms and conditions set forth in the Warrant Agreement, dated as of February 9, 2023, between Pono and Continental Stock Transfer & Trust Company (the “Warrant Agreement”).

California | Colorado | District of Columbia | Florida | Georgia | Illinois | Maryland | Massachusetts | Minnesota |
New York | North Carolina | Ohio | Pennsylvania | South Carolina | Tennessee | Texas | Virginia | West Virginia

November 20, 2023

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of 11,500,000 Warrants.

In connection with the preparation of this opinion, we have, among other things, read:

(a)	a copy of the Business Combination Agreement filed as Exhibit 2.1 to the Registration Statement;

(b)	the Registration Statement;

(c)	a copy of the Warrant Agreement, filed as Exhibit 4.1 to the Registration Statement;

(d)	a copy of the specimen warrant certificate, filed as Exhibit 4.4 to the Registration Statement; and

(e)	such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto (other than Pono with respect to the laws of the State of New York). We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of Pono and others as to factual matters.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion, we advise you that upon the effectiveness of the Continuance, each issued and outstanding Warrant will be a valid and binding obligation of New Pono, enforceable against New Pono in accordance with its terms under the laws of the State of New York.

November 20, 2023

In addition, in rendering the foregoing opinion we have assumed that:

(a)	Pono (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Warrant Agreement;

(b)	Pono has the corporate power and authority to execute, deliver and perform all its obligations under the Warrant Agreement;

(c)	the performance by Pono of its obligations under the Warrant Agreement: (i) does not constitute or will not constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which Pono or its property is subject, (ii) does not contravene or will not contravene any order or decree of any governmental authority to which Pono or its property is subject, and (iii) does not violate or will not violate any law, rule or regulation to which Pono or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the laws of the State of New York);

(d)	the performance by Pono of its obligations under the Warrant Agreement does not require or will not require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;

(e)	prior to effecting the Continuance and prior to the Warrants becoming warrants to purchase New Pono Class A ordinary shares: (i) the shareholders of Pono will have approved, among other things, the Continuance; and (ii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Continuance, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Continuance will have been obtained; and

(f)	the Continuance will become effective on the date and time specified in the continuation application filed by Pono with the British Columbia Registrar of Companies (the “Registrar”), in the form thereof submitted for our review (without alteration or amendment), after which point the Registrar will issue a certificate of continuation showing the name of the continued company and confirming the date and time on which Pono was continued into British Columbia as a company.

November 20, 2023

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, and (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Warrants.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP